Exhibit 99.1

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

ROTH CH ACQUISITION I CO.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

MARCH 16, 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated February , 2021, in connection with the Special Meeting to be held at 10:00 a.m. Eastern Standard Time on March 16, 2021 virtually by means of the internet at https://www.cstproxy.com/rothchacquisition/sm.2020, and hereby appoints John Lipman and Aaron Gurewitz, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, of Roth CH Acquisition I Co. (the “Corporation”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE BUSINESS COMBINATION AND RELATED PROPOSALS CONSISTING OF PROPOSALS 1, 2, 3, 4, 5 AND 6.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5 AND 6.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING: THE NOTICE AND PROXY STATEMENT ARE AVAILABLE AT https://www.cstproxy.com/rothchacquisition/sm2020

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE)

Proposal 1 – The Business Combination Proposal

To approve and adopt the Agreement and Plan of Merger, dated as of November 16, 2020 pursuant to which the Corporation will engage in the Business Combination with PureCycle Technologies LLC.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Charter Proposals
Proposal 2A – To approve the change of the Company’s name to “PureCycle Technologies, Inc.” and remove certain provisions related to its status as a special purpose acquisition company.	☐	☐	☐

Proposal 2B – To approve the increase in the Company’s authorized common stock to 250,000,000 shares.	☐	☐	☐

Proposal 2C – To approve the creation of a class of undesignated preferred stock comprising 25,000,000 shares and authorize the Company’s Board of Directors to approve the issuance and terms thereof by resolution.	☐	☐	☐

Proposal 2D – To approve the prohibition of stockholders acting by written consent.	☐	☐	☐

Proposal 2E – To approve provisions in the proposed certificate that provide that special meetings of the stockholders may be called at any time only by the Chairman of the Board, the Chief Executive Officer or the Secretary at the request of the Chairman, CEO or a majority of the total directors that ParentCo would have were there no vacancies on the board of directors.	☐	☐	☐

Proposal 2F – To approve the classification of the board of directors into three separate classes until the first annual meeting of stockholders held after the fifth anniversary of the effectiveness of the Amended and Restated Certificate of Incorporation adopted in connection with the Business Combination (the “Sunset Date”), with directors in each class serving a three-year term.	☐	☐	☐

Proposal 2G – To approve provisions permitting the holders of a majority of the outstanding shares of capital stock to remove a director from office only for cause prior to the Sunset Date.	☐	☐	☐

Proposal 2H – To approve provisions requiring the vote of at least two-thirds of the voting power of outstanding shares of capital stock to amend certain provisions of the Certificate of Incorporation prior to the Sunset Date.	☐	☐	☐

Proposal 2I – To approve provisions requiring the vote of at least two-thirds of the voting power of outstanding shares of capital stock to amend certain provisions of the Bylaws prior to the Sunset Date.	☐	☐	☐

Proposal 3 – The NASDAQ Proposal

To approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market, LLC, the issuance of more than 20% of the current total issued and outstanding common stock of the Corporation in connection with the consummation of the Business Combination.

	☐	☐	☐

Proposal 4 – The Director Election Proposal To approve the election of seven directors.	For All Nominees	Withhold Authority for All Nominees	For All Except (see instructions below)
	☐	☐	☐
○ Michael Otworth, as a Class III Director
○ Tayna Burnell, as a Class I Director
○ Richard Brenner, as a Class II Director
○ Dr. John Scott, as a Class I Director
○ Jeffrey Fieler, as a Class II Director
○ Timothy Glockner, as a Class I Director
○ Fernando Musa, as a Class III Director
Proposal 5 – The Equity Plan Proposal To approve the PureCycle Technologies, Inc. 2021 Equity and Incentive Compensation Plan to be effective after consummation of the Business Combination.	☐	☐	☐

Proposal 6 – The Adjournment Proposal

To approve any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies in the event the Corporation does not receive the requisite stockholder vote to approve the Business Combination.

	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold

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